UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

SNAIL, INC.

(Name of Registrant as Specified in its Charter)

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SNAIL, INC.

12049 Jefferson Boulevard

Culver City, CA 90230

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Snail, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of record of the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Snail, Inc., a Delaware corporation (the “Company”), in connection with a corporate action taken by the holders of a majority of the issued and outstanding voting securities of the Company, approving, for purposes of Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”), (A) by written consent in lieu of a special meeting dated August 22, 2023, the sale by the Company to two accredited investors (the “Investors”) pursuant to a Securities Purchase Agreement, dated as of August 24, 2023 (the “Purchase Agreement”), by and between the Company and the Investors, of (i) in a first tranche closing under the Purchase Agreement (the “First Tranche”), an Original Issue 7.4% Discount Convertible Note (each, a “Note”, and collectively, the “Notes”) in an aggregate principal amount of $1,080,000, convertible into shares of Class A Common Stock, and a warrant to purchase up to an aggregate of 714,285 shares of Class A Common Stock (each, a “Warrant”, collectively, the “Warrants”) and (ii) in a second tranche closing under the Purchase Agreement (the “Second Tranche”), which is subject to our satisfaction of the conditions set forth in the Purchase Agreement and the Registration Rights Agreement (as described below), an additional $1,080,000 of aggregate principal amount of Notes and Warrants (the First Tranche and the Second Tranche together are referred to herein as the “Convertible Note Financing”); and (B) by written consent in lieu of a special meeting dated November 10, 2023, the entry by the Company into a purchase agreement (the “Equity Line Purchase Agreement”) on August 24, 2023 with an accredited investor (the “Equity Line Investor”), pursuant to which the Equity Line Investor has agreed to purchase from us up to $5,000,000 of shares of our Class A Common Stock (subject to certain limitations) from time to time during the term of the Equity Line Purchase Agreement. Pursuant to the Equity Line Purchase Agreement, the Equity Line Investor has the right to purchase shares of our Class A Common Stock at a purchase price equal to the lowest daily per share dollar volume-weighted average price of the shares on Nasdaq for the five (5) business days prior to the closing date with respect to each purchase, multiplied by ninety-two percent (92%) (referred to herein as the “Equity Line of Credit Financing”). In connection with the Convertible Note Financing, we entered into the Registration Rights Agreement, dated August 24, 2023 (the “Registration Rights Agreement”), with the Investors. In connection with the Equity Line of Credit Financing, we issued a warrant to purchase up to 367,647 shares of Class A Common Stock (the “Equity Line Warrant”) from the Company in consideration of the Equity Line Investor’s commitment to purchase shares of our Class A Common Stock under the Equity Line Purchase Agreement.

The approval of the Convertible Note Financing and the Equity Line of Credit Financing for purposes of Nasdaq Rule 5635(d) were taken by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company has obtained the approval of the Convertible Note Financing and the Equity Line of Credit Financing from stockholders holding a majority of the Company’s issued and outstanding voting securities.

The accompanying Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent.

The corporate action shall be effective on or about December 18, 2023, or approximately 20 days after we mail this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve the Convertible Note Financing and the Equity Line of Credit Financing. The accompanying Information Statement is provided solely for your information.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Jim S. Tsai

Jim S. Tsai
Chief Executive Officer
Dated: November 28, 2023

INFORMATION STATEMENT

OF

SNAIL, INC.

12049 Jefferson Boulevard

Culver City, CA 90230

(310) 988-0643

INFORMATION STATEMENT

PURSUANT TO SECTION 14©

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

November 28, 2023

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

Snail, Inc., a Delaware corporation (“Snail,” the “Company,” “we,” or “us”), is sending you this Information Statement solely for purposes of informing its stockholders of record as of November 9, 2023 (the “Record Date”), in the manner required by Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the actions taken by written consent in lieu of a special meeting dated August 22, 2023 and a special meeting dated November 10, 2023 in connection with the Convertible Note Financing (defined herein) and the Equity Line of Credit Financing (defined herein), respectively, by Hai Shi, the Chief Strategy Officer of the Company, and Ying Zhou, a member of the Board of Directors of the Company and the spouse of Hai Shi (together, the “Majority Stockholders”), the holders of a majority of the issued and outstanding voting securities of the Company, to approve, for purposes of Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”), (A) the sale by the Company to two accredited investors (the “Investors”) pursuant to a Securities Purchase Agreement, dated as of August 24, 2023 (the “Purchase Agreement”), by and between the Company and the Investors, of (i) in a first tranche closing under the Purchase Agreement (the “First Tranche”), an Original Issue 7.4% Discount Convertible Note (each, a “Note”, and collectively, the “Notes”) in an aggregate principal amount of $1,080,000, convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and a warrant to purchase up to an aggregate of 714,285 shares of Class A Common Stock (each, a “Warrant”, collectively, the “Warrants”) and (ii) in a second tranche closing under the Purchase Agreement (the “Second Tranche”), which is subject to our satisfaction of the conditions set forth in the Purchase Agreement and the Registration Rights Agreement (as described below), an additional $1,080,000 of aggregate principal amount of Notes and Warrants (the First Tranche and the Second Tranche together are referred to herein as the “Convertible Note Financing”); and (B) the entry by the Company into a purchase agreement (the “Equity Line Purchase Agreement”) on August 24, 2023 with an accredited investor (the “Equity Line Investor”), pursuant to which the Equity Line Investor has agreed to purchase from us up to $5,000,000 of shares of our Class A Common Stock (subject to certain limitations) from time to time during the term of the Equity Line Purchase Agreement. Pursuant to the Equity Line Purchase Agreement, the Equity Line Investor has the right to purchase shares of our Class A Common Stock at a purchase price equal to the lowest daily per share dollar volume-weighted average price of the shares on Nasdaq for the five (5) business days prior to the closing date with respect to each purchase, multiplied by ninety-two percent (92%) (referred to herein as the “Equity Line of Credit Financing”). In connection with the Convertible Note Financing, we entered into the Registration Rights Agreement, dated August 24, 2023 (the “Registration Rights Agreement”), with the Investors. In connection with the Equity Line of Credit Financing, we issued a warrant to purchase up to 367,647 shares of Class A Common Stock (the “Equity Line Warrant”) from the Company in consideration of the Equity Line Investor’s commitment to purchase shares of our Class A Common Stock under the Equity Line Purchase Agreement.

The Class A Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”), and the Company is subject to Nasdaq’s rules and regulations, including Nasdaq Rule 5635(d), which requires stockholder approval prior to the issuance in a transaction (other than a public offering) of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power of a company for a purchase price that is lower than (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (such lower amount, the “Minimum Price”).

The approval of the Convertible Note Financing and the Equity Line of Credit Financing for purposes of Nasdaq Rule 5635(d) were taken by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

On August 22, 2023, the board of directors of the Company (the “Board”) adopted resolutions approving the transactions in connection with the Convertible Note Financing. In connection with the adoption of these resolutions, the Board had been informed that the Majority Stockholders were in favor of this proposal and would enter into a written consent approving the Convertible Note Financing. On August 22, 2023, the Majority Stockholders consented in writing to the Convertible Note Financing.

On August 22, 2023, the Board adopted resolutions approving the transactions in connection with the Equity Line of Credit Financing. In connection with the adoption of these resolutions, the Board had been informed that the Majority Stockholders were in favor of this proposal and would enter into a written consent approving the Equity Line of Credit Financing. On November 10, 2023, the Majority Stockholders consented in writing to the Equity Line of Credit Financing.

Accordingly, all necessary corporate approvals in connection with the Convertible Note Financing and the Equity Line of Credit Financing have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Company’s issued and outstanding voting securities.

CONVERTIBLE NOTE FINANCING

Purpose of the Convertible Note Financing

The Board believes it is in the best interests of the Company to raise capital in the amount of approximately $2.0 million in a convertible note financing transaction to fund the working capital needs of the Company.

Description of the Convertible Note Financing

On August 24, 2023, we entered into that certain Securities Purchase Agreement (the “Purchase Agreement”) with two accredited investors (the “Investors”), pursuant to which the Company sold, and each of the Investors purchased, an initial Original Issue 7.4% Discount Convertible Note (each, a “Note”, and collectively, the “Notes”) in an aggregate principal amount of $1,080,000, convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and a warrant to purchase up to an aggregate of 714,285 shares of Class A Common Stock (each, a “Warrant”, collectively, the “Warrants”). The Notes and the Warrants issued on August 24, 2023 constituted the first tranche of notes and warrants issuable under the Purchase Agreement (the “First Tranche”). So long as we comply with certain conditions set forth in the Purchase Agreement and the Registration Rights Agreement (as described below), we will sell and the Investors will purchase, an additional $1,080,000 of aggregate principal amount of Notes and Warrants in a second tranche closing under the Purchase Agreement (the “Second Tranche”) (the First Tranche and the Second Tranche together are referred to herein as the “Convertible Note Financing”). In connection with the Convertible Note Financing, we entered into the Registration Rights Agreement, dated August 24, 2023 (the “Registration Rights Agreement”), with the Investors.

The Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Investors. The First Tranche closed on August 24, 2023. The gross proceeds we received from the First Tranche prior to payment of transaction expenses was $1,000,000. Moody Capital Solutions, Inc. served as placement agent for the Convertible Note Financing.

Original Issue 7.4% Discount Convertible Notes

The Notes carry an original issue discount of approximately 7.4%, are repayable beginning six months from the original issuance date and accrue interest at a rate of 7.5% per annum. The maturity date of each of the Notes is nine months from the original issuance date (the “Maturity Date”), which is May 24, 2024 with respect to the Notes issued in the First Tranche. The Outstanding Balance of the Notes as of the six-month anniversary of the original issuance date shall be paid in equal consecutive monthly installments, commencing on such date and on the first Trading Day of each month thereafter. We may prepay any portion of the principal amount, plus any accrued but unpaid interest (the “Outstanding Balance”) of the Notes upon at least 15 Trading Days’ (as such term is defined in the Notes) written notice to the Investors by paying an amount equal to the Outstanding Balance then being prepaid.

The Notes are convertible (in whole or in part) at any time at least three months from their original issuance date into the number of shares of Class A Common Stock equal to (x) that portion of the Outstanding Balance that the Note holder elects to convert divided by (y) a conversion price that is equal to 90% of the average of the three lowest daily VWAPs (as such term is defined in the Notes) of Class A Common Stock during the 10 Trading Day period ending on the Trading Day immediately prior to delivery or deemed delivery of the notice to convert.

The Notes set forth certain standard events of default (such event, an “Event of Default”), which, upon such Event of Default, requires the Company within ten Trading Days to remedy or the Investors to waive such Event of Default; provided that there is no cure period for certain Events of Default, including, but not limited to, if the Company or any of its Subsidiaries files a bankruptcy petition or if a proceeding or case is commenced in respect of the Company or any of its Subsidiaries, without its application consent, seeking, among other things, the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, and such proceeding or case continues undismissed, or unstayed and in effect, for a period of 60 days. If such Event of Default is not remedied or waived within ten Trading Days, we are obligated to pay the Investors an amount equal to 120% of the sum of (x) the outstanding principal of the Note on the date on which the first Event of Default has occurred and (y) any accrued and unpaid interest thereon, if any (the “Mandatory Default Amount”), and if the Note is converted whenever an Event of Default has occurred and is continuing without cure, such Investor will have the option to convert the Mandatory Default Amount at an alternative conversion price that is equal to 85% of the lowest daily VWAP in the 10 Trading Days immediately preceding the applicable date of conversion. After the occurrence and during the continuance of an Event of Default, interest will accrue under the Notes at a rate equal to 16% per annum or, if less, the highest amount permitted by law (the “Default Interest”), will compound monthly based upon a 360 day year, and will be due and payable on the first Trading Day of each month during the continuance of such Event of Default.

Description of the Warrants

The Warrants are exercisable for shares of Class A Common Stock at a price per share equal to 110% of the thirty day moving average price of the Class A Common Stock at the applicable closing (the “Exercise Price”), which is $1.89 with respect to the Warrants issued in the First Tranche. The Warrants may be exercised during the exercise period commencing three months after their issuance and ending on the date that is five years thereafter. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, recapitalizations and the like.

Registration Rights

Under the Registration Rights Agreement, the Company agreed to file a resale registration statement covering the resale of the shares of Class A Common Stock underlying the Notes and Warrants issued in the First Tranche and the shares of Class A Common Stock underlying the Notes and Warrants to be issued in the Second Tranche with the SEC within 30 calendar days after the date of the Registration Rights Agreement and to use commercially reasonable efforts to cause such resale registration statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day after the date of the Registration Rights Agreement (the “Effectiveness Date”); provided, however, that in the event the Company is notified by the SEC that the resale registration statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date will be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date will be the next succeeding Trading Day. Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, an Event of Default under the Note shall have occurred. The resale registration statement was filed accordingly and was declared effective by the SEC on October 30, 2023.

EQUITY LINE OF CREDIT FINANCING

Purpose of the Equity Line of Credit Financing

The Board believes it is in the best interests of the Company to have the option to raise capital in the amount of approximately $5.0 million in an equity line of credit financing transaction to fund the working capital needs of the Company.

Description of the Equity Line of Credit Financing

On August 24, 2023, the Company entered into a purchase agreement (the “Equity Line Purchase Agreement”) with an accredited investor (the “Equity Line Investor”), pursuant to which the Equity Line Investor has agreed to purchase from us up to $5,000,000 of shares of our Class A Common Stock (subject to certain limitations) from time to time during the term of the Equity Line Purchase Agreement. Pursuant to the Equity Line Purchase Agreement, the Equity Line Investor has the right to purchase shares of our Class A Common Stock at a purchase price equal to the lowest daily per share dollar volume-weighted average price of the shares on Nasdaq for the five (5) business days prior to the closing date with respect to each purchase, multiplied by ninety-two percent (92%) (referred to herein as the Equity Line of Credit Financing”). In connection with the Equity Line of Credit Financing, we issued a warrant to purchase up to 367,647 shares of Class A common stock (the “Equity Line Warrant”) from the Company in consideration of the Equity Line Investor’s commitment to purchase shares of our Class A Common Stock under the Equity Line Purchase Agreement.

Pursuant to the Equity Line Purchase Agreement, the Company agreed to file a resale registration statement covering the resale of the Class A common stock issuable under the Equity Line Purchase Agreement and the Equity Line Warrant with the SEC and to use best efforts to cause such resale registration statement to be declared effective by the SEC within certain time frames. The resale registration statement was filed accordingly and was declared effective by the SEC on October 30, 2023.

The Equity Line Purchase Agreement provides customary representations, warranties and covenants of the Company and the Equity Line Investor. The Equity Line Purchase Agreement all exhibits thereto (the “Transaction Documents”) are binding upon and inure to the benefit of the Company and the Equity Line Investor and their respective successors. Pursuant to the terms and conditions of the Equity Line Purchase Agreement, neither any of the Transaction Documents nor any rights of the Equity Line Investor or the Company under the Equity Line Purchase Agreement may be assigned by either party to any other person or entity.

The Equity Line Investor is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). The registration of the shares does not mean that the Equity Line Investor will actually purchase or that the Company will actually issue and sell all or any of the $5,000,000 in shares of our Class A common stock registered pursuant to the registration statement.

Equity Line Warrant

The Equity Line Warrant is exercisable for shares of Class A common stock at a price of $1.50 (the “Equity Line Warrant Exercise Price”) and expires five years from the date of issuance. The Equity Line Warrant Exercise Price is subject to customary adjustments for stock dividends, stock splits, recapitalizations and the like.

Entry into the Equity Line of Credit Financing described herein was approved by the Company’s board of directors on August 22, 2023 and by the Majority Stockholders on November 10, 2023.

All capitalized terms not defined in this section shall have their respective meanings as set forth in the Equity Line Purchase Agreement and Equity Line Warrant.

Reason for Stockholder Approval

Pursuant to Nasdaq Stock Market Listing Rule 5635(d), if an issuer intends to issue securities in a transaction which could result in the issuance of 20% or more of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the Minimum Price for such stock, the issuer generally must obtain the prior approval of its stockholders. The number of shares of Class A Common Stock to be issued to the Investors in the Convertible Note Financing upon conversion of the Notes and exercise of the Warrants, or to be issued to the Equity Line Investor in the Equity Line of Credit Financing pursuant to the Equity Line Purchase Agreement or upon exercise of the Equity Line Warrant, could result in the issuance of a number of shares exceeding the threshold and pricing for which stockholder approval is required under Nasdaq Rule 5635(d). To ensure compliance with Nasdaq Rule 5635(d), the Majority Stockholders approved the Convertible Note Financing and the Equity Line of Credit Financing.

Approval of the Convertible Note Financing and the Equity Line of Credit Financing

The approval of the Convertible Note Financing and the Equity Line of Credit Financing, including for purposes of Nasdaq Rule 5635(d), requires the approval of the holders of our outstanding Class A Common Stock and Class B common stock, par value $0.0001 per share (“Class B Common Stock”), having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

We have two classes of common stock outstanding, Class A Common Stock and Class B Common Stock. As of the Record Date, the Company was authorized to issue 500,000,000 shares of Class A Common Stock and 100,000,000 shares of Class B Common Stock, and had 9,251,420 shares of Class A Common Stock and 28,748,580 shares of Class B Common Stock issued and outstanding. Holders of our Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented to our stockholders for approval, except as otherwise required. Holders of shares of Class A Common Stock are entitled to cast one vote per share and holders of shares of Class B Common Stock are entitled to cast ten votes per share.

On August 22, 2023 and as of the Record Date, the Majority Stockholders collectively beneficially owned 0 shares of Class A Common Stock and 28,748,580 shares of Class B Common Stock, representing approximately 97.3% of the voting power of all shares of the Company. Accordingly, the limitations on issuances and sales of securities under Nasdaq Rule 5635(d) will not apply to the issuances of shares of Class A Common Stock upon conversion of the Notes or exercise of the Warrants.

This Information Statement is first being mailed on or about November 28, 2023 to the Company’s stockholders of record as of the Record Date. The corporate action shall be effective on or about December 18, 2023, or approximately 20 days after we mail this Information Statement.

Effect of the Convertible Note Financing and the Equity Line of Credit Financing on Existing Stockholders

The issuance of securities pursuant to the Purchase Agreement and the Equity Line Purchase Agreement will not affect the rights of the Company’s existing stockholders, but such issuances will have a dilutive effect on the Company’s existing stockholders, including the voting power of the existing stockholders.

We have agreed to file a registration statement to permit the public resale of the shares of Class A Common Stock underlying the Notes, Warrants, the shares issuable pursuant to the Equity Line Purchase Agreement and the Equity Line Warrant. The resale registration statement was filed accordingly and was declared effective by the SEC on October 30, 2023. The influx of those shares into the public market could have a negative effect on the trading price of our Class A Common Stock.

Notice Pursuant to Section 228 of the General Corporation Law of the State of Delaware

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

RISK FACTORS RELATED TO CONVERTIBLE NOTE FINANCING AND

EQUITY LINE OF CREDIT FINANCING

Investors who buy shares in the convertible notes and equity line credit financing offering at different times will likely pay different prices.

Investors who purchase shares of common stock at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. In connection with the Equity Line of Credit Financing, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold to the Equity Line Investor. Similarly, the Equity Line Investor may sell such shares of common stock at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Equity Line Investor because of sales made by us in future transactions to the Equity Line Investor at prices lower than the prices they paid. Sales to the Equity Line Investor by us could result in substantial dilution to the interests of other holders of our Class A common stock. Additionally, the sale of a substantial number of shares of our Class A common stock to the Equity Line Investor, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales, which could have a materially adverse effect on our business and operations.

Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock to the Equity Line Investor, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion with respect to the use of proceeds from the sale of any shares of our common stock to the Equity Line Investor. You will be relying on the judgment of our management regarding the application of the proceeds from the sale of any shares of our common stock to the Equity Line Investor. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could harm our business, delay the development of our pipeline product candidates and cause the price of our common stock to decline.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct the Equity Line Investor to purchase up to $5,000,000 worth of shares of our Class A common stock under the Equity Line Purchase Agreement until December 31, 2023, in amounts up to $1,000,000 in shares of our Class A common stock depending on market prices.

Our ability to sell shares to the Equity Line Investor and obtain funds under the Equity Line Purchase Agreement is limited by the terms and conditions in the Equity Line Purchase Agreement, including restrictions on the amounts we may sell to the Equity Line Investor at any one time, and a limitation on our ability to sell shares to the Equity Line Investor to the extent that it would cause the Equity Line Investor to beneficially own more than 9.99% of our outstanding shares of Class A common stock. Additionally, we will only be able to sell or issue to the Equity Line Investor (subject to certain reductions and other adjustments pursuant to the Equity Line Purchase Agreement, the “Exchange Cap”) in total under the Equity Line Purchase Agreement, which is equal to 19.99% of the aggregate number of shares of Class A common stock outstanding prior to execution of the Equity Line Purchase Agreement, unless stockholder approval is obtained to issue in excess of such amount. Therefore, we may not in the future have access to the full amount available to us under the Equity Line Purchase Agreement, depending on the price of our Class A common stock. In addition, any amounts we sell under the Equity Line Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of our Class A common stock currently registered.

The extent we rely on the Equity Line Investor as a source of funding will depend on a number of factors including the prevailing market price of our Class A common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from the Equity Line Investor were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $5,000,000 in shares of our Class A common stock under the Equity Line Purchase Agreement to the Equity Line Investor, we may still need additional capital to finance our future plans and working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our Class A common stock could be reduced. A financing could involve one or more types of securities including Class A common stock, convertible debt, or warrants to acquire Class A common stock. These securities could be issued at or below the then prevailing market price for our Class A common stock. If the issuance of new securities results in diminished rights to holders of our Class A common stock, the market price of our Class A common stock could be negatively impacted. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition, and prospects.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the DGCL, our stockholders are not entitled to appraisal rights with respect to the Convertible Note Financing and the Equity Line of Credit Financing.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our common stock (which interest does not differ from that of the other holders of our common stock).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of the Record Date by:

●	each person, or group of affiliated persons, known by us to own beneficially 5% or more of our outstanding shares of our common stock;
●	each of our directors and named executive officers, individually; and
●	all of our directors and executive officers as a group.

The number of shares of common stock beneficially owned by each entity, person, executive officer, or director is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, we believe that each stockholder identified in the table below possesses sole voting and investment power over all the Class A Common Stock or Class B Common Stock shown as beneficially owned by the stockholder in the table.

The percentages of beneficial ownership in the table below are calculated based on 9,251,420 shares of Class A Common Stock and 28,748,580 shares of Class B Common Stock issued and outstanding as of the Record Date.

Unless otherwise indicated below, the address for each beneficial owner is c/o Snail, Inc., 12049 Jefferson Blvd, Culver City, California 90230.

	Shares Beneficially Owned				Percentage of Total
	Class A		Class B		Voting
Stockholders	Shares	Percentage	Shares	Percentage	Power(1)
5% and Greater Stockholders:
Olive Wood Global Development Limited(2)	—	—	24,103,590	83.8%	81.6%
Amethyst Fortune Development Limited(3)	—	—	4,644,990	16.2%	15.7%
Ferth Development Limited(4)	378,490	4.7%	—	—	*
Directors and Named Executive Officers:
Hai Shi(5)	—	—	28,748,580		97.3%
Jim Tsai	—	—	—	—	—
Heidy Chow	—	—	—	—	—
Peter Kang	—	—	—	—	—
Ying Zhou(5)	—	—	28,748,580		97.3%
Sandra Pundmann	—	—	—	—	—
Neil Foster	—	—	—	—	—
All directors and officers as a group (7 persons)	—	—	28,748,580	100.0%	97.3%

*Less than 1%.

(1)	Percentage of total voting power represents voting power with respect to all of our Class A Common Stock and Class B Common Stock, as a single class. Holders of our Class A Common Stock are entitled to one vote per share, whereas holders of our Class B Common Stock are entitled to ten votes per share.
(2)	Represents 24,103,590 shares of our Class B Common Stock held by Olive Wood Global Development Limited (“Olive Wood”), an entity organized under the laws of the British Virgin Islands. Olive Wood is controlled by Hai Shi, who is our Founder, Chief Strategy Officer, Chair of our Board of Directors and the spouse of Ying Zhou, one of our directors. The address for Olive Wood is Room 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong.
(3)	Represents 4,644,990 shares of our Class B Common Stock held by Amethyst Fortune Development Limited (“Amethyst”), an entity organized under the laws of the British Virgin Islands. Amethyst is controlled by Ying Zhou, who is one of our directors and the spouse of Hai Shi, our Founder, Chief Strategy Officer, and Chair of our Board of Directors. The address for Amethyst is Room 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong.
(4)	Represents 378,490 shares of our Class A Common Stock held by Ferth Development Limited (“Ferth Development”), an entity organized under the laws of the British Virgin Islands. The address for Ferth Development is Room 304, Building 20, Langqinwan Garden, Industry Zone, Suzhou, Jiangsu, 215000, China.
(5)	Represents (i) 24,103,590 shares of our Class B Common Stock held of record by Olive Wood Global Development Limited, which is controlled by Hai Shi and (ii) 4,644,990 shares of our Class B Common Stock held of record by Amethyst Fortune Development Limited, which is controlled by Ying Zhou. Mr. Shi and Ms. Zhou are husband and wife.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at 12049 Jefferson Boulevard, Culver City, CA 90230, or you can contact us via telephone at (310) 988-0643. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Any statements contained in this Information Statement that are not statements of historical fact may be forward-looking statements, including, without limitation, the timing of and the anticipated benefits of the Convertible Note Financing and the Equity Line of Credit Financing. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will” and words or phrases of similar substance used in connection with any discussion of future operations, financial performance, plans, events, trends or circumstances can be used to identify some, but not all, forward-looking statements. These forward-looking statements are just predictions and involve significant risks and uncertainties, many of which are beyond our control, and actual results may differ materially from these statements. Factors that could cause actual outcomes or results to differ materially from those reflected in forward-looking statements include, but are not limited to, those discussed in our filings with the SEC.

Except as may be required by applicable law, the Company does not undertake or intend to update or revise any forward-looking statements, and the Company assumes no obligation to update any forward-looking statements contained in this Information Statement as a result of new information or future events or developments. Thus, you should not assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other documents with the SEC. These reports contain additional information about the Company. The Company’s SEC filings are made available electronically to the public at the SEC’s website located at www.sec.gov. Stockholders can also obtain free copies of the Company’s SEC filings through the “Investors” section of the Company’s website at investor.snail.com. The Company’s website address is being provided as an inactive textual reference only. The information provided on the Company’s website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this Information Statement, and therefore is not incorporated herein by reference.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this Information Statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. The Company is incorporating by reference the Company’s Current Report on Form 8-K filed with the SEC on August 30, 2023.

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may obtain documents incorporated by reference by requesting them in writing at Snail, Inc., 12049 Jefferson Boulevard, Culver City, CA 90230 or by telephone at (310) 988-0643.

OTHER MATTERS

The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated November 28, 2023. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

The Company will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of the Company’s common stock for the forwarding of this Information Statement to the beneficial owners of the Company’s common stock. The Company will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

By Order of the Board of Directors,

/s/ Jim S. Tsai

Jim S. Tsai
Chief Executive Officer
Dated: November 28, 2023